                                EXHIBIT 21

                        SUBSIDIARIES OF REGISTRANT


                                             JURISDICTION OF       PERCENT
NAME OF SUBSIDIARY                            INCORPORATION       OWNERSHIP
------------------                           ---------------      ---------
Hastings, Inc.                                   Ontario             100%

HMC, Inc. (formerly Douglas Corporation)         Michigan            100%